SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report - March 1, 2002

TOWER BANCORP, INC.
(Exact name of registrant as specified in its charter)

 Pennsylvania                 2-89573	      25-1445946
(State or other           (Commission File    (IRS Employer
jurisdiction of                Number)        Identification
incorporation)                                    Number)


Center Square, Greencastle, Pennsylvania	    17225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (717) 597-2137



	N/A
(Former name or former address, if changed since last report)






















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Item 1.	Changes in Control of Registrant.

	Not Applicable.

Item 2.	Acquisition or Disposition of Assets.

	Not Applicable.

Item 3.	Bankruptcy or Receivership.

	Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

	Not Applicable.

Item 5.	Other Events.

On February 27, 2002, Tower Bancorp, Inc. issued a news release announcing an amendment to its dividend policy. The news release is attached as Exhibit 99 to this report and is incorporated herein by reference.

Item 6.	Resignations of Registrant's Directors.

	Not Applicable.

Item 7.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibit:

99	News Release, dated February 27, 2002, of
Tower Bancorp, Inc.

Item 8.	Change in Fiscal Year.

	Not Applicable.

Item 9.	Regulation FD Disclosure.

	Not Applicable.







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	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



				TOWER BANCORP, INC.
				(Registrant)


Dated:  March 1, 2002	/s/ Jeff B. Shank
				Jeff B. Shank, President and
Chief Executive Officer
(Principal Executive Officer)






































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EXHIBIT INDEX


                                               Page Number
                                               In Manually
Exhibit					Signed Original

99	News Release, dated February 27, 2002,
of Tower Bancorp, Inc.                     5












































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								Exhibit 99


FOR IMMEDIATE RELEASE		FOR FURTHER INFORMATION:
Franklin T. Klink, III
Chief Financial Officer
(717) 597-2137

TOWER BANCORP, INC. AMENDS DIVIDEND POLICY

GREENCASTLE, PA February 27, 2002 - The Board of Directors of Tower Bancorp, Inc. recently amended its dividend policy to the extent that cash dividends will be paid on a quarterly basis rather than semi-annually. The Board agreed to pay regular dividends in January, April, July and October.
As a result of this policy change, the Board of Directors declared a cash dividend of $.16 per share to shareholders of record March 11, 2002; payable on March 25, 2002. This will represent the January 2002 dividend.
A cash dividend of $.16 per share was also declared for
the second quarter to shareholders of record April 1, 2002; payable April 22, 2002.
According to Jeff B. Shank, President and CEO, "This
policy change was based primarily on the fact that it will provide more effective capital management and a better return to our shareholders."
Tower Bancorp, Inc. stock is traded and quoted under the symbol TOBC. It is the holding company of The First National Bank of Greencastle, with office locations in Greencastle, Chambersburg, Laurich Estates, Mercersburg, Quincy, Shady Grove, and Waynesboro.
###

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